FOURTH AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2020)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2020) (the "Plan") for the benefit of eligible employees; and

WHEREAS, the Plan was previously amended, and further amendment of the Plan now is considered desirable;

NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan, as amended, be and is hereby amended in the following particulars, effective as of October 4, 2022, unless otherwise indicated below:

1. Effective as of January 1, 2022, by substituting the phrase "final and temporary Treasury Regulations under Code Section 401(a)(9) that were issued by the Internal Revenue Service on April 17, 2002 and June 15, 2004 (as corrected on November 22, 2004), and updated on November 12, 2020" for the phrase "final and temporary Treasury Regulations under Code Section 401(a)(9) that were issued by the Internal Revenue Service on April 17, 2002 and June 15, 2004 (as corrected on November 22, 2004)", where the latter phrase appears in Subsection 10.6 of the Plan.

2. By substituting the phrase "(v) Ground Force Manufacturing LLC (including Employees employed by TowHaul Corporation on October 3, 2022 (a 'TowHaul Participant')" for the phrase "(v) Ground Force Manufacturing LLC" where the latter phrase appears in Paragraph B-1 of Appendix B to the Plan.

3. By adding the following line to the end of the table in Exhibit B to the Plan:

"Each non-union, Appendix B Participant (as defined in Appendix B) who is a TowHaul Participant (as defined in Appendix B)	Deemed Pre-Tax Contribution Rate Feature applies (effective as of October 4, 2022)	Automatic Annual Increase Feature applies (effective January 1, 2023)"

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Benefits Planning Committee, on behalf of the Company, this 29 day of December, 2022.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

Gregory S. Pavlin
For the Federal Signal Corporation
Benefits Planning Committee